NV REIT LLC

CERTIFICATE OF FORMATION

Pursuant to the Delaware Limited Liability Company Act (6 Del.C.Sec. 18-101, *et seq.*), the undersigned, being authorized to executed and file this Certificate of Formation, hereby certifies that:

1. **Name**. The name of the limited liability company is:

NV REIT LLC

2. **Registered Agent**. The name and registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act is:

Delaware Registered Agents & Incorporators, LLC

3. **Registered Office**. The address of the registered office of the limited liability company is:

19 Kris Court, Newark, DE 19702

4. **Purpose**. The limited liability company may engage in any lawful business.

5. **Term**. The limited liability company shall have perpetual existence.

IN WITNESS WHEREOF, the undersigned, being over the age of 18 years, has executed this Certificate of Formation on September 7, 2022.

DocuSigned by:
Jamison Manwaring
11477CA4915E47E...

Jamison Manwaring, Authorized Person

4887-4380-7025, v. 1

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:33 AM 09/07/2022
FILED 10:33 AM 09/07/2022
SR 20223458959 - File Number 7013496